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                                                                 EXHIBIT (A)(XI)

                       THE ENTERPRISE GROUP OF FUNDS, INC.

                              ARTICLES OF AMENDMENT

         THE ENTERPRISE GROUP OF FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

         FIRST:   The Charter of the Corporation is amended by:

                  (1) Reclassifying Five Hundred Million (500,000,000) shares of the authorized shares of common stock, par value $0.001 per share, of the Mid-Cap Growth Fund as common shares of the Managed Fund to consist of Two Hundred Million (200,000,000) shares of Class A Common Stock, One Hundred Million (100,000,000) shares of Class B Common Stock, One Hundred Million (100,000,000) shares of Class C Common Stock, and One Hundred Million (100,000,000) shares of Class Y Common Stock.

                  (2) Reclassify Five Hundred Million (500,000,000) shares of the authorized shares of common stock, par value $0.001 per share, of the Global Health Care Fund, as common shares of the Capital Appreciation Fund to consist of Two Hundred Million (200,000,000) shares of Class A Common Stock, One Hundred Million (100,000,000) shares of Class B Common Stock, One Hundred Million (100,000,000) shares of Class C Common Stock, and One Hundred Million (100,000,000) shares of Class Y Common Stock.

                  (3) Providing that such reclassified shares shall have the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class of common stock of the Corporation as is set forth in the Corporation's Charter, subject to the power of the Board of Directors to classify and reclassify any unissued stock.

         SECOND: Upon the effective date of these Articles of Amendment:

                  (a) All of the assets and liabilities belonging to the Mid-Cap Growth Fund and attributable to their respective shares shall be conveyed, transferred and delivered to the Managed Fund, and shall thereupon become and be assets and liabilities belonging to the Managed Fund and attributable to its shares.

                  (b) Each of the issued and outstanding shares of the Mid-Cap Growth Fund will automatically, and without the need of any further act or deed, be reclassified and changed to that number of full and fractional issued and outstanding share(s) of the Managed Fund having an aggregate net asset value equal to


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the net asset value of a Mid-Cap Growth Fund share being reclassified and changed, such net asset values to be determined as of the close of business on the effective date of these Articles of Amendment.

                  (c) Each unissued share (or fraction thereof) of the Mid-Cap Growth Fund will automatically, and without the need for any further act or deed, be reclassified and changed to such number of unissued shares (or fractions thereof) of the Managed Fund as shall result, as of the effective time of these Articles of Amendment and as a result hereof, in the total number of unissued shares of the Managed Fund being increased by Five Hundred Million (500,000,000) shares less the number of issued and outstanding shares of the Corporation's Managed Fund resulting from paragraph (b) of this Article SECOND.

                  (d) Open accounts on the share records of the Mid-Cap Growth Fund owned by each former holder of its respective shares of the Mid-Cap Growth Fund shall be established representing the appropriate number of the Managed Fund shares deemed to be owned by each such stockholder as a result of the reclassification.

         THIRD:   Upon the effective date of the Articles of Amendment:

                  (a) All of the assets and liabilities belonging to the Global Health Care Fund and attributable to their respective shares shall be conveyed, transferred and delivered to the Capital Appreciation Fund, and shall thereupon become and be assets and liabilities belonging to the Capital Appreciation Fund and attributable to its shares.

                  (b) Each of the issued and outstanding shares of the Global Health Care Fund will automatically, and without the need of any further act or deed, be reclassified and changed to that number of full and fractional issued and outstanding share(s) of the Capital Appreciation Fund having an aggregate net asset value equal to the net asset value of a Global Health Care Fund share being reclassified and changed, such net asset values to be determined as of the close of business on the effective date of these Articles of Amendment.

                  (c) Each unissued share (or fraction thereof) of the Global Health Care Fund will automatically, and without the need for any further act or deed, be reclassified and changed to such number of unissued shares (or fractions thereof) of the Capital Appreciation Fund as shall result, as of the effective time of these Articles of Amendment and as a result hereof, in the total number of unissued shares of the Capital Appreciation Fund being increased by Five Hundred Million (500,000,000) shares less the number of issued and outstanding shares of the Corporation's Capital Appreciation Fund resulting from paragraph (b) of this Article THIRD.


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                  (d)      Open accounts on the share records of the Global
Health Care Fund owned by each former holder of its respective shares of the Global Health Care Fund shall be established representing the appropriate number of the Capital Appreciation Fund shares deemed to be owned by each such stockholder as a result of the reclassification.

         FOURTH: The amendment reclassifies and changes the Five Hundred Million (500,000,000) authorized shares of the Mid-Cap Growth Fund to Five Hundred Million (500,000,000) additional authorized shares of the Managed Fund and Five Hundred Million (500,000,000) authorized shares of Global Health Care Fund to Five Hundred Million (500,000,000) additional shares of Capital Appreciation Fund, but does not amend the description of any class of stock as set forth in the Charter. As a result of this Amendment, the Corporation is authorized to issue up to One Billion (1,000,000,000) shares of the Managed Fund and One Billion (1,000,000,000) shares of the Capital Appreciation Fund.

         FIFTH:   The Corporation is an open-end investment company and
registered under the Investment Company Act of 1940, as amended, and having authorized capital of Fourteen Billion Five Hundred Million (14,500,000,000) shares of common stock, par value $0.001 per share, and having an aggregate par value of $14,500,000. Following the amendment provided in Article FIRST above, the Corporation shall consist of:

                  A. The Funds listed below each Fund consisting of common stock, classified as:

                                                 Class A          Class B           Class C         Class Y
                                                  Common           Common            Common          Common
       Name of Fund                               Stock            Stock             Stock           Stock
       ------------                              -------          -------           -------         -------
Multi-Cap Growth Fund                          200,000,000      100,000,000       100,000,000      100,000,000
Small Company Growth Fund                      200,000,000      100,000,000       100,000,000      100,000,000
Small Company Value Fund                       200,000,000      100,000,000       100,000,000      100,000,000
Capital Appreciation  Fund                     400,000,000      200,000,000       200,000,000      200,000,000
Deep Value Fund                                200,000,000      100,000,000       100,000,000      100,000,000
Equity Fund                                    200,000,000      100,000,000       100,000,000      100,000,000
Equity Income Fund                             200,000,000      100,000,000       100,000,000      100,000,000
Growth Fund                                    200,000,000      100,000,000       100,000,000      100,000,000
Growth and Income Fund                         200,000,000      100,000,000       100,000,000      100,000,000
International Growth Fund                      200,000,000      100,000,000       100,000,000      100,000,000
Global Financial Services Fund                 200,000,000      100,000,000       100,000,000      100,000,000
Global Socially Responsive Fund                200,000,000      100,000,000       100,000,000      100,000,000
Mergers and Acquisitions Fund                  200,000,000      100,000,000       100,000,000      100,000,000
Managed Fund                                   400,000,000      200,000,000       200,000,000      200,000,000
Strategic Allocation Fund                      200,000,000      100,000,000       100,000,000      100,000,000


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
                                                 Class A          Class B           Class C         Class Y
                                                  Common           Common            Common          Common
       Name of Fund                               Stock            Stock             Stock           Stock
       ------------                              -------          -------           -------         -------
Government Securities Fund                     200,000,000      100,000,000       100,000,000      100,000,000
High-Yield Bond Fund                           200,000,000      100,000,000       100,000,000      100,000,000
Tax-Exempt Income Fund                         200,000,000      100,000,000       100,000,000      100,000,000
Total Return Fund                              200,000,000      100,000,000       100,000,000      100,000,000
Technology Fund                                400,000,000      200,000,000       200,000,000      200,000,000
Money Market Fund                              200,000,000      100,000,000       100,000,000      100,000,000
Short Duration Bond Fund                       200,000,000      200,000,000       200,000,000      200,000,000

                  B. In addition to the above, the Corporation shall consist of One Billion Seven Hundred Million Shares (1,700,000,000) shares of unclassified stock of the Money Market Fund.

         SIXTH:   The amendment to the Articles Supplementary to reclassify the shares of the Mid-Cap Growth Fund and the Global Health Care Fund as provided aforesaid have been duly authorized and advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation entitled to vote thereon.

         SEVENTH: This amendment does not increase the authorized capital stock of the Corporation or the aggregate par value thereof.

         EIGHTH: These Articles of Amendment will become effective on February 28, 2003.

         IN WITNESS WHEREOF, The Enterprise Group of Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Chairman and witnessed by its Secretary as of this 14th day of February, 2003, and the undersigned officers acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:                                 THE ENTERPRISE GROUP OF
                                         FUNDS, INC.


/s/ CATHERINE R MCCLELLAN                By: /s/ VICTOR UGOLYN
-----------------------------------         -----------------------------------
Catherine McClellan                         Victor Ugolyn
Secretary                                   Chairman


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